                                                                Exhibit 8


                                 Goldman, Sachs & Co.       [GOLDMAN SACHS LOGO]
                                 85 Broad Street
INDIVIDUAL ACCOUNT               New York, NY 10004-2456
AGREEMENT                        212-902-1000
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Title of Account                                                  Account Number
Scott K. Ginsburg                                                 012-07137-9
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TO:  GOLDMAN SACHS & CO.

This agreement sets forth our respective rights and obligations in connection with your accepting a cash or margin account or accounts for the undersigned ("Client"). This agreement is in addition to (and in no way limits or restricts) any of the provisions of or the rights which you or any of your affiliates may have under any other agreements between you or any of your affiliates and Client. You and Client hereby agree to the following with respect to any of Client's accounts with you and all transactions with you:

1. EXCHANGE OR MARKET. All transactions under this agreement shall be in
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accordance with the rules and customs of the exchange or market and its clearing house. If any, where the transactions are executed and in conformity with applicable law and regulations of governmental authorities and future amendments or supplements thereto.

2. GENERAL LIEN: DELIVERY OF COLLATERAL. Client agrees that all securities and
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other property and the proceeds thereof, and any other obligations, whether or not due, which you or any of your affiliates may hold for Client or which are, or may become, due to Client (either individually or jointly with others or in which Client has any interest) and all rights Client may have against your or any of your affiliates shall be subject to a general lien, security interest and right of set-off for the discharge of all Client's obligations to you or any of your affiliates. Client further agrees that you may, in your discretion at any time and from time to time, require Client to deliver collateral to margin and secure Client's performance of obligations to you and your affiliates with respect to margin and secure Client's performance of obligations to you and your affiliates with respect to spot, forward, option, swap and other transactions involving or relating to foreign exchange. Such collateral shall be delivered, within one business day of your request, in such amount and form and to such account or recipient as you shall specify. You may, in your discretion and without notice to Client, deduct any amounts from Client's account and apply or transfer any of Client's securities and other property interchangeably between any of Client's accounts, each of which unreservedly guarantees all obligations of Client. Client acknowledges that you and each of your affiliates act as agents for each other in respect of the rights subject to lien as described above.

3. PAYMENT AND SETTLEMENT. Client agrees that all cash account transactions will
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be handled on a cash basis and Client shall pay for any security purchased for Client's account, and deliver any securities sold for Client's account on or before the settlement date. Client agrees to pay on demand all balances owing with respect to Client's account. Client warrants that no sale of securities is contemplated before the securities are paid for as provided above and that each item sold will be owned by Client at the time of sale.

4. DEFAULT. In the event of default by Client of any obligation under any
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transaction or agreement with your or any of your affiliates, if Client shall become bankrupt, insolvent or subject to any bankruptcy, reorganization, insolvency or similar proceeding, or if for any reason you or any of your affiliates deem it advisable for your or their protection, you or any of your affiliates may, without notice or demand to Client, and at such times and places as you may determine, cancel., terminate, accelerate, liquidate and/or close-out any or any transactions and agreements between Client and you or any of your affiliates, pledge or sell any securities or other property which you or any of your affiliates may hold for Client or which is due to Client (either individually or jointly with others) and apply the proceeds to the discharge of the obligation, set-off, net and recoup any obligations to Client against any obligations to you or any of your affiliates, exercise all rights of a secured creditor in respect of all collateral in which you or your affiliates have a security interest or right of set-off, cover any open positions of Client (by buying in or borrowing securities or otherwise) and take such other actions as you or any of your affiliates deem appropriate provided that if applicable law would stay or otherwise impair the ability of your or any of your affiliates to take any such action upon any such bankruptcy, reorganization, insolvency or similar proceeding, you and the applicable affiliate(s) will be deemed to have taken such action with respect to the cancellation, termination, acceleration, liquidation and/or close-out of transactions, and the application of appropriate set-offs and if and to the extent you deem it appropriate, the sale or disposition of securities or other assets of Client, the exercise of rights of a secured creditor, and the application of proceeds immediately prior to such bankruptcy, reorganization, insolvency or similar proceeding. Client shall remain liable for any deficiency and shall promptly reimburse you and your affiliates for any loss or expense incurred thereby, including losses sustained by reason of an inability to borrow any securities or other property sold for Client's account.

5. INTEREST, FEES. Client agrees to pay interest charges which may be imposed by
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you in accordance with your usual custom, with respect to late payments in conjunction with any transaction, including for securities purchased, in Client's account and prepayments in Client's account (i.e., the crediting of the proceeds of sale prior to settlement date or prior to receipt by you of the item sold in good deliverable form). Client acknowledges receipt of the enclosed document entitled "Interest Charges to Clients" and agrees to be bound thereby. Client agrees to pay promptly any amount which may become due in order to meet requests for additional deposits or marks to market with respect to any transactions including unissued securities purchased or sold by Client. Client agrees to pay promptly any custody or other fees which may be imposed by you with respect to the account.

6. SALES ORDERS. Except as provided in the last sentence of this Section 6, the
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giving of each sell order by Client shall constitute a designation of the sale as "long" and a certification that the securities to be sold are owned by Client and, if such securities are not in your possession, the placing of such order shall constitute a warranty by Client that Client shall deliver such securities to you on or before settlement date. If Client maintains a margin account, Client agrees to designate all sell orders as either "long" or "short".

7. REPORTS, STATEMENTS. Reports or confirmations of the execution of orders and
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statements of Client's account shall be conclusive if not objected to in writing within ten (10)) days after forwarding by you to Client by mail or otherwise. Communications mailed, electronically transmitted or otherwise sent to Client at the address specified in your records shall, until three (3) business days after you have received notice in writing of a different address, be deemed to have been forwarded by you when sent and the Client waives all claims resulting from failure to receive such communications.

8. CUSTODIAL ARRANGEMENTS. If you act as custodian for the securities and other
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property in Client's account, you are authorized to register such securities in your name or the name of your nominee, or cause such securities to be registered in the name of, or in the name of the nominee of, a recognized depository or clearing organization. Client understands that when you hold on Client's behalf bonds or preferred stocks which are callable in part by the issuer, such securities will be subject to your impartial lottery allocation system in which the probability of Client's securities being selected as called is proportional to the holdings of all clients of such securities held in bulk by or for your. Client further understands that you will withdraw such securities from any depository prior to the first date on which such securities may be called unless such depository had adopted an impartial lottery system which is applicable to all participants. Client may withdraw uncalled securities prior to a partial call subject to compliance with applicable margin requirements and the terms of any agreements between you and Client. You are authorized to withdraw securities sold or otherwise disposed of, and to credit Client's account with the proceeds thereof or make such other disposition thereof as Client may direct. Your are further authorized to collect all income and other payments which my become due on Client's securities, to surrender for payment maturing obligations and those called for redemption and to exchange certificates in temporary form for like certificates in definitive form, or, if the par value of any shares is changed, to effect the exchange for new certificates. It is understood and agreed by Client that although you will use reasonable efforts to effect the authorization set forth in the preceding sentence, you will incur no liability for your failure to effect the same.

9.  TERMINATION. Client and you agree that the accounts maintained hereunder may
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be terminated by you or Client at any time effective upon the giving of notice of such termination to Client or to you, as the case may be. All applicable provisions will survive the termination of the account and this agreement. Without limiting the foregoing, upon any such termination, the provisions of this agreement shall remain in effect with respect to all securities and other property then held in such account or accounts and all transactions and agreements then outstanding between Client and you or any of your affiliates.

10.  ORDERS, RECOMMENDATIONS, BUNCHING.  Client acknowledges that, on occasion,
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you may not be in a position to make a recommendation or render an opinion with respect to any security. Client agree that: i) you may, in your sole discretion and without prior notice to Client, refuse to accept or execute any other from Client and, in such case, you shall endeavor to give Client notice of such refusal as soon as practical; ii) you may submit Client's orders jointly with orders for other clients and you need not designate any of Client's eligible orders as "individual" when submitting orders via the DOT system and; iii) the average price for executions resulting from bunched orders will be assigned to Client's account.

11.  GOVERNING LAW, SUCCESSOR AND ASSIGNS, WAIVER.  THIS AGREEMENT AND ITS
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ENFORCEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND ITS PROVISIONS SHALL COVER INDIVIDUALLY AND COLLECTIVELY ALL ACCOUNTS WHICH CLIENT MAY MAINTAIN WITH YOU. This agreement is binding upon and inures to the benefit of you, your affiliates, Client, and our respective legal representatives, successors and assigns. Neither you nor Client may assign its rights or delegate its obligations under this agreement, in whole or in part, without the prior written consent of the other party, except for an assignment and delegation by you of all of your rights and obligations hereunder to a successor entity that assumes substantially all of your assets and businesses (including all of the obligations under this agreement) by contract, operation of law or otherwise and that is a registered broker-dealer under relevant Securities and Exchange Commission rules. Under any such delegation and assumption of obligations by such successor entity, you shall be relieved of and fully discharged from all your obligations hereunder, whether such obligations arose before or after the date of such delegation and assumption. No waiver of any provision of this agreement shall be deemed a waiver of any other provision, nor a continuing waiver of the provision or provisions so waived. All waivers and modifications must be in writing.

12.  ARBITRATION
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(A)  ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

(b) THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHTS TO A JURY TRIAL.

(c) PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS

(d) THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY. PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

(e) THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

ANY CONTROVERSY BETWEEN YOU (TOGETHER WITH ANY OF YOUR AFFILIATES ALSO INVOLVED IN SUCH CONTROVERSY) OR ANY OF YOUR OR THEIR MANAGING DIRECTORS, OFFICERS, DIRECTORS OR EMPLOYEES ON THE ONE HAND, AND CLIENT OR CLIENT'S AGENTS ON THE OTHER HAND, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACCOUNTS ESTABLISHED HEREUNDER, SHALL BE SETTLED BY ARBITRATION, IN ACCORDANCE WITH THE RULES THEN OBTAINING OF ANY ONE OF THE AMERICAN ARBITRATION ASSOCIATION OR THE NEW YORK STOCK EXCHANGE, INC., OR ANY OTHER EXCHANGE OF WHICH YOU ARE A MEMBER, OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR THE MUNICIPAL SECURITIES RULEMAKING BOARD, AS CLIENT MAY ELECT. IF CLIENT DOES NOT MAKE SUCH ELECTION BY REGISTERED MAIL ADDRESSED TO YOU AT YOUR MAIN OFFICE WITHIN TEN (10) DAYS AFTER RECEIPT OF NOTIFICATION FROM YOU REQUESTING SUCH ELECTION, THEN CLIENT AUTHORIZES YOU TO MAKE SUCH ELECTION ON BEHALF OF CLIENT. THE AWARD OF THE ARBITRATOR SHALL BE FINAL, AND JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY COURT, STATE OR FEDERAL, HAVING JURISDICTION.

NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE NAY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (I) THE CLASS CERTIFICATION IS DENIED; (II) THE CLASS IS DECERTIFIED; OR (II) THE CLIENT IS EXCLUDED FROM THE CLASS BY THE COURT.

SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

13.  CLIENT REPRESENTATION.  Client represents that he or she is of legal age.
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Client further represents that no one except the Client has an interest in Client's account unless such interest is revealed in the title of such account and in any such case, Client has the interest indicated in such title. Client warrants that he or she will keep you informed of nay changes in the information supplied to you herein or otherwise in connection with your establishing and maintaining an account or accounts for Client.
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GSIAA 8/97                             PLEASE SEE REVERSE SIDE

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                                    MARGIN
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  NO MARGIN ACCOUNT WILL BE ESTABLISHED FOR THE CLIENT UNLESS AND UNTIL THE
      ACCOUNT IS APPROVED FOR MARGIN TRANSACTIONS BY GOLDMAN, SACHS & CO.

Please complete Section 14 ONLY IF CLIENT WISHES TO APPLY FOR A MARGIN ACCOUNT.

14. Margin. SECTION 14 APPLIES TO TRANSACTIONS EFFECTED IN A SECURITIES MARGIN
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ACCOUNT WHICH HAS BEEN ESTABLISHED BY YOU. THE PROVISIONS OF SECTION 14 ARE IN ADDITION TO THE OTHER PROVISIONS CONTAINED IN THIS AGREEMENT.
a) Client represents and warrants to you that Client has had an opportunity to discuss with you the risks associated with the use of margin and that the use of margin is consistent with Client's investment objectives as supplied to you, including, if applicable, the designation of safety of principal as Client's primary investment objective.
b) Client agrees to maintain margins for Client's account as you may require from time to time. Client agrees to pay interest charges which are imposed, in accordance with your usual custom, with respect to Client's account and to pay on demand any debit balance owing with respect to Client's account.
c) Client agrees that securities and other property in Client's account may be carried in your general loans and may be pledged or hypothecated separately or in common with other securities and any other property for the sum due to you thereon or for a greater sum and without retaining in your possession and control for delivery a like amount of similar securities or other property and that certain rights of ownership, including the right to vote such securities, may be transferred to you or by you to others.

BY SIGNING HERE, CLIENT INDICATES A DESIRE TO APPLY FOR A SECURITIES MARGIN ACCOUNT, AGREES TO ABIDE BY ALL PROVISIONS IN SECTION 14, AND ACKNOWLEDGES THAT CLIENT'S SECURITIES MAY BE LOANED TO GOLDMAN, SACHS & CO. OR TO OTHERS.
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Signature:   /S/ Scott K. Ginsburg                           Date:  7/10/98
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                          SECTION 15-20 MUST BE COMPLETED BY THE CLIENT:
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15. OCCUPATION OF CLIENT AND OTHERS. Check all applicable boxes and provide an explanation below if Client is associated with any of the entities listed below, or if an immediate family member of Client (spouse, brother, sister, parents, children, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law), or other person, who supports Client to a material extent, is associated with any of the following entities; an exchange;
[ ] a member or member organization of any exchange or the NASD or any broker-dealer;
[ ] a bank, savings and loan institution, trust company, insurance company; or;
[ ] an investment company, an investment advisory firm or other institutional investment entity.

Explanation:
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16. INVESTMENT OBJECTIVES. While individual transactions may vary, Client's investment objectives with respect to securities transactions are set forth below. Such information does not apply to other transactions with your or with any of your affiliates. PLEASE RANK ALL APPLICABLE OBJECTIVES IN ORDER OF PREFERENCE ("1" INDICATES THE HIGHEST PREFERENCE, "5" INDICATES THE LOWEST PREFERENCE)
3 GROWTH: Client is more interested in having the market value of the portfolio
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grow over the long term than in current income from portfolio; Client is prepared to accept additional risk to principal to achieve this growth.
4   INCOME: Client is more interested in obtaining a steady stream of current
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income from the portfolio than in growth of the portfolio.
5   SAFETY OF PRINCIPAL: Client is interested primarily in preserving the value
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of the account assets, and is willing to forego more growth or higher income.
1   TRADING PROFITS: Client wants to take advantage of short-term trading
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opportunities, which may involve establishing and then liquidating positions quickly.
2 SPECULATION: Client is interested in taking above-average risks to principal
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in an attempt to achieve above-average returns.
The above information regarding my investment objectives represents my current preference and supersedes any indications of such preferences that I may have previously provided to you with respect to securities transactions other than information specifically supplied with respect to options transactions.

17. FINANCIAL INFORMATION
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                                                         $250,000     $  500,000
                                             Below          to            to           Over
                                            $250,000     $500,000     $1,000,000     $1,000,000
                                            --------     --------     ----------     ----------
Total Net Worth
(excluding residence)                         [ ]           [ ]          [ ]            [X]

Annual Income                                 [ ]           [ ]          [ ]            [X]

Total Net Liquid Assets                       [ ]           [ ]          [ ]            [X]

18. PAYMENT AGREEMENT. You are authorized to rely on the payment instructions
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set forth below until written notice believed by you in good faith to be genuine of any changes regarding such instructions is received by you. I addition, when so instructed you may, but you are not required to, follow payment instructions which differ from the instructions se forth below with respect to specified transactions; proved, however, that only Client or a person with trading authorization over Client's account may authorize the transfer of funds to an account which is not in Client's name only.
PAYMENT INSTRUCTIONS
Name of Bank or Other Recipient:

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Address:

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Name of Account:

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Account Number:

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Contact Name and Telephone Number (if applicable):

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The following persons are among those authorized to transfer funds:
19. ORDERS PLACED BY OTHERS. If you are authorizing someone to place orders on
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your behalf, please indicate the person"s name below AND COMPLETE THE ENCLOSED TRADING AUTHORIZATION.

20. DISCLOSURE TO ISSUERS. Client understands that you may be required to
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disclose to securities issuers the name, address and securities positions with respect to securities held in Client's account in your or your nominee's name unless you are notified that Client objects, Client hereby notifies you that Client wishes such disclosure to be made.
[ ] CLIENT SHOULD CHECK THIS BOX IF CLIENT DOES NOT CONSENT TO SUCH DISCLOSURE. BY SIGNING BELOW, CLIENT ACKNOWLEDGES RECEIPT OF A COPY OF THIS INDIVIDUAL ACCOUNT AGREEMENT. A PREDISPUTE ARBITRATION CLAUSE IS CONTAINED IN SECTION 12 HEREOF.

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Signature:  /S/ Scott K. Ginsburg                       Date:  7/10/98


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Please Print Name:  Scott K. Ginsburg

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For Goldman, Sachs & Co. use only
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Account Representative Receiving Account              Manager Reviewing Account
     /S/
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Date  7/15/98                                         Date
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                                                                ACCT/CL/PNC/101

                             Goldman, Sachs & Co.            [GOLDMAN
                             85 Broad Street                   SACHS
CUSTOMER'S OPTIONS           New York, NY 10004-2456           LOGO]
AGREEMENT                    212-902-10000
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Title of Account                   Account Number
Scott K. Ginsburg                    012-07137-9
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TO:  GOLDMAN, SACHS & CO.

IN CONSIDERATION OF YOUR ACTING FOR THE UNDERSIGNED ("CUSTOMER") IN CONNECTION WITH THE PURCHASE AND SALE OF OPTIONS WHICH ARE LISTED ON ANY OPTIONS OR SECURITIES EXCHANGE, CUSTOMER AGREES WITH YOU AS FOLLOWS:

1. All transactions under this agreement shall be in accordance with the rules and customs of the exchange or market, and its clearing house. If any, where the transactions are executed and in conformity with applicable law and regulations of governmental authorities and future amendments or supplements thereto.

2. Customer has been informed that the rules of the various exchanges and other regulatory organizations require that you obtain the information set forth below. Customer agrees to keep you informed of any changes in the information supplied

A) INVESTMENT OBJECTIVES FOR OPTIONS TRANSACTIONS (Number those applicable in order of priority)
    Growth (3)      Income (4)  Safety of Principal (5)  Trading Profits (1)
    Speculation (2) Other (    )
                                    ---------------------

B)  EMPLOYMENT STATUS

    Not employed [ ]  Self employed [ ]   Retired [ ]  Name of Employer
                                                                        -------

C)  AGE  45     MARITAL STATUS  Single           NUMBER OF DEPENDENTS
       ------                          -------                        ------

D)  ESTIMATED TOTAL ANNUAL INCOME

    Less than $50,000   [ ] $50,000-$100,000 [ ]
    $100,000-$250,000   [ ] $250,000+        [X]

E)  ESTIMATED NET WORTH (Excluding Principal Family Residence)

    Less than $100,000 [ ]     $100,000-$250,000    [ ]
     $250,000-$500,000 [ ]     $500,000-$1,000,000+ [ ]     $1,000,000+ [X]

F)  ESTIMATED LIQUID NET WORTH (Cash, Securities, Other)

    Less than $100,000 [ ]     $100,000-$250,000    [ ]
    $250,000-$500,000  [ ]     $500,000-$1,000,000+ [ ]     $1,000,000+ [X]

G)  INVESTMENT EXPERIENCE OF ACCOUNT PRINCIPAL(S)

                           Number       Average No.     Average
                          of Years       of Trades   Dollar Amount   Type of Account           Type(s) of
                           Trading       Per Month     Per Trade       (One or ___)          Previous Trading
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Equities                     10            5         200,000       [ ] Cash  [X] Margin  [X] Long  [ ] Short
                     ------------------------------------------------------------------------------------------
Bonds                         6 mo.                                [X] Cash  [ ] Margin  [X] Long  [ ] Short
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Options                                                                                  [ ] Covered Writing
                                                                                         [ ] Uncovered Writing
                              0                                    [ ] Cash  [ ] Margin  [ ] Spreading
                                                                                         [ ] Buying [ ] Hedging
                     ------------------------------------------------------------------------------------------
Commodities                                                                              [ ] Long   [ ] Short
                              0                                    [ ] Cash  [ ] Margin  [ ] Spreading
                                                                                         [ ] Hedging
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Other (Specify)               0                                    [ ] Cash  [ ] Margin  [ ] Long   [ ] Short
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H) INVESTMENT EXPERIENCE OF AGENT (if applicable)

                        Number       Average No.
                       of Years      of Trades         Type(s) of
                       Trading       Per Month      Previous Trading
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Equities                                            [ ] Long   [ ] Short
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Bonds                                               [ ] Long   [ ] Short
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Options                                             [ ] Covered Writing
                                                    [ ] Uncovered Writing
                                                    [ ] Spreading
                                                    [ ] Buying  [ ] Hedging
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Commodities                                         [ ] Long   [ ] Short
                                                    Spreading
                                                    Hedging
                 ----------------------------------------------------------
Other (Specify)                                     [ ] Long   [ ] Short
                 ----------------------------------------------------------

Name of Authorized Party:
                         ---------------------------------------------------
Relationship of Principal(s)
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CUSTOMER , OR WITH REFERENCE TO 2.H, HIS AGENT, HAS ACCURATELY PROVIDED THE INFORMATION FURNISHED ABOVE. ANY INFORMATION NOT FURNISHED ABOVE IS EITHER UNKNOWN OR THE CUSTOMER REFUSES TO FURNISH THE SAME.

3. Customer, acting alone or in concert with others agrees not to violate directly or indirectly (through you as broker or otherwise), or contribute to the violation of the position or exercise limits of the exchanges which are summarized in the attached appendix.

4. This agreement is in addition to and does not replace, cancel or modify any other agreement which Customer may have with you.

5. Customer hereby certifies that the current OCC options disclosure document(s) have been received, read and are understood, including the material on the risks of buying and selling listed options.

6.  WE AGREE TO THE PROVISIONS CONCERNING ARBITRATION SET FORTH BELOW.

(a)  ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

(b) THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL.

(c) PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM THE COURT PROCEEDINGS.

(d) THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

(e) THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR TO AFFILIATED WITH THE SECURITIES INDUSTRY.

Any controversy between you (together with any of your affiliates also involved in such controversy) or any of your or their partners, officers, directors, or employee s on the one hand, and Customer or Customers agents on the other hand, arising out of or relating to the agreement, the transactions contemplated hereby, or the accounts established hereunder, shall be settled by arbitration, in accordance with the rules then obtaining of any one of the American Arbitration Association or The New York Stock Exchange, Inc., or any other exchange of which you are a member, or the National Association of Securities Dealers, Inc., or The Municipal Securities Rulemaking Board, as Customer may elect. If Customer does not make such election by registered mail addressed to you at your main office within ten (10) days after receipt of notification from you requesting such election, then Customer authorizes you to make such election on behalf of Customer. The award of the arbitrator shall be final, and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction.

NO PERSONS SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT ASSIGN ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL:

(I)  THE CLASS CERTIFICATION IS DENIED;

(II) THE CLASS IS DECERTIFIED; OR

(III)  THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT.

Such forbearance to endorse an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.

7. Customer understands that exercise assignment notices for option contracts are allocated among customer short positions pursuant to an automated procedure which randomly selects from among all customer short option positions, including positions established on the day of assignment, those contracts which are subject to exercise. Customer further understands that all short positions in American-style options are liable for assignment at any time. A more detailed description of this random allocation procedure is available upon request.

BY SIGNING BELOW, CUSTOMER ACKNOWLEDGES RECEIPT OF A COPY OF THIS CUSTOMER'S OPTIONS AGREEMENT. PREDISPUTE ARBITRATION CLAUSE IS CONTAINED IN PARAGRAPH 6 HEREOF.

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Signature:    /S/   Scott K. Ginsburg                           ADDITIONAL SIGNATURE (IF NECESSARY):
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Please Print Name   Scott K. Ginsburg                           Please Print Name
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Date:     7/10/98                                               Date:
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FOR GOLDMAN, SACHS & CO. USE ONLY
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Registered Representative Receiving Account: /S/                Registered Options Principal Approved:
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Date:      7/15/98                                              Date:
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TRADING AUTHORIZATION                                         Goldman, Sachs & Co.                  [GOLDMAN SACHS LOGO]
[FOR GOLDMAN SACHS REPRESENTATIVES]                           85 Broad Street
                                                              New York, NY 10004-2456
                                                              212-902-1000

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Title of Account                                                                      Account Number
Scott K. Ginsburg                                                                        012-07137-9
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To:  Goldman, Sachs & Co.
The undersigned hereby authorizes (print names of at least two Goldman Sachs representatives):

1.  Tim Weber
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2.  Kirk Rimer
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3.  Charlie McKinney
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4.
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and such other persons who are now or who may hereafter become members of the same client team as the above-named persons, or their or their Goldman Sachs designees, as his or her agent and attorney-in-fact, individually or collectively, to buy, sell, trade, tender, exchange and otherwise deal in stocks, bonds and any other forms of securities or instruments (including short sales and other margin transactions if a margin account has been applied for on behalf of the undersigned and approved, and puts, calls and other options, if option approval has been applied for on behalf of the undersigned and approved), if option approval has been applied for on behalf other undersigned and approved), in accordance with Goldman Sachs' policies governing discretionary accounts, for the undersigned's accounts (the "Account").
While individual transactions may vary, my general investment objectives, in order of preference, are as follows (please indicate the objectives applicable to your Account, using "1" to indicate your highest preference through "5" to indicate your lowest):

3 GROWTH (I am more interested in having the market value of my portfolio grow over the long term than I am in current income for my portfolio; I am prepared to accept additional risk to principal to achieve this growth.)
4 INCOME (I am more interested in obtaining steady stream of current income from my portfolio than I am in growth of my portfolio.)
5 SAFETY OF PRINCIPAL (I am interested primarily in preserving the value of my assets, and I am willing to forego more growth or higher income).
1 TRADING PROFITS (I want to take advantage of short-term trading opportunities, which may involve establishing and then liquidating positions quickly).
2 SPECULATION (I am interested in taking above-average risks to principal in an attempt to achieve above-average returns).

The above information regarding my investment objectives represents my current preference and supersedes any indications of such preferences that I may previously have provided to Goldman Sachs other than information specifically supplied with respect to options transactions. If margin transactions are contemplated, I acknowledge that I have had an opportunity to discuss with you the risks associated with the use of margin and that the use of margins is consistent with my investment objectives, including, if applicable, the designation of safety of principal as my primary investment objective.

If the above information regarding my investment objectives changes, at the time of such change I will orally advise the Goldman Sachs representatives referred to above and, at the same time, I will provide written notice of the change in investment objectives. You are entitled to rely on the foregoing information and other information which I have provided to you until your receipt of a written notice of the change in such information.

I understand that, in accordance with Goldman Sachs' policies, the following transactions will not be executed by you on a discretionary basis:

(i) the purchase of securities where Goldman Sachs is a participant in any registered public offering;

(ii) the purchase of debt securities which are unrated or which are rated by either Moody's or S&P as below investment grade (Baa-1/BBB) unless a) the debt securities have been pre-refunded with U.S. Government or U.S. Government agency securities; b) the debt securities appear in the High Yield Recommended List published in the Private Client Focus (including any additional issues of the same entity which have equivalent or higher published ratings); or c) the debt securities are convertible, without the payment of cash or other consideration, into equity securities which are rated as "market performers" or better by the Research Department.

(iii)  private placements including products of the Special
Investment Group and other OTC, customized derivative financial transactions;

(iv) warrants and listed options as follows: a) warrants other than the purchase or sale of equity warrants with an original purchase price $20 or more; b) listed options other than selling listed calls against securities the client owns, selling listed puts against cash or cash equivalents sufficient to pay for securities that may be put to the client, buying listed puts against securities the client owns.

(v) Index options, swaps, OTC options, forwards, futures, stripped securities (other than government securities), collaterized mortgage obligations, fixed income derivative securities (e.g., I/O's, P/O's or inverse floaters) or commodities trading;

(vi)  transactions involving control or restricted securities;

(vii) foreign currency transactions other than those necessary to settle a foreign securities transaction; and

(viii)  the purchase of funds administered or advised by Goldman
Sachs Asset Management, other than certain money market funds managed by Goldman Sachs Asset Management/ILA/ITA that have a constant $1.00 per unit net asset value.

I further understand that you may modify the foregoing discretionary trading policies, without my consent, or notice to me. I also understand that Goldman Sachs will rely upon recently published ratings of securities in complying with the above-described or any other restrictions or policies.

I further understand that the Firm has other policies and procedures applicable to discretionary and nondiscretionary transactions generally (e.g., to ensure compliance with insider trading prohibitions or other provisions of the federal securities laws) and that you will not execute transactions prohibited thereby. I further understand that you may modify, without my consent or notice to me, such Firm policies and procedures.

The undersigned hereby agrees that Goldman Sachs may submit orders jointly on behalf of the Account and the accounts of other of Goldman Sachs' customers and you need not designate any of the Account's eligible orders via the DOT system. The undersigned also agrees that the average price of executions resulting from such orders will be assigned to the Account.
The undersigned hereby further agrees that Goldman Sachs may execute orders for other customer accounts or proprietary accounts along with orders on the same side of the market for the Account, and that, in such situation, the Account will be assigned a portion of such executions reflective of the customer's share of the outstanding orders in accordance with Goldman Sachs policies. The undersigned hereby further agrees that Goldman Sachs may act as principal or as agent, and may cross orders on behalf of the Account with orders for the accounts of other Goldman Sachs' customers or proprietary accounts. The undersigned further understand that Goldman Sachs may receive additional compensation as a result of the Investment on cash balances in certain money market funds managed or advised by Goldman Sachs that the Account may make.

This authorization: (a) is a continuing one, and shall not be affected by the subsequent incompetence or disability of the undersigned and shall remain in full force and effect until 24 hours after the receipt at Goldman Sachs of written notice of the undersigned's revocation thereof or written notice of the undersigned's death, and such revocation or notice shall cancel all outstanding unexecuted orders which can be cancelled, but such revocation shall not affect any liability in any way resulting from transactions initiated prior to such revocation, and all transactions initiated prior to Goldman Sachs' receipt of said notice of the undersigned's death shall be binding on the undersigned's estate, (b) shall inure to the benefit of Goldman Sachs and any successor firm or firms; (c) shall be binding upon the undersigned's executors, administrators and legal representatives to the extent specifically provided herein; and (d) is in addition to (and in no way limits or restricts) any of the provisions of, or the rights which Goldman Sachs may have under, any other agreement or agreements between Goldman Sachs and the undersigned relating to the Account, including, without limitation, those provisions relating to the arbitration of disputes.

THE ACCOUNT AND TRANSACTIONS THEREFOR AND ALL DOCUMENTS PERTAINING THERETO, INCLUDING WITHOUT LIMITATION THIS TRADING AUTHORIZATION, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CHOICE OF LAW RULES.

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SIGNATURE:    /S/   SCOTT K. GINSBURG                   DATE  7/10/98
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PLEASE PRINT NAME   SCOTT K. GINSBURG
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SIGNATURE:    /S/                                       DATE
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PLEASE PRINT NAME
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REQUEST FOR APPROVAL OF           Goldman, Sach & Co.               [GOLDMAN
DISCRETIONARY ACCOUNT             85 Broad Street                     SACHS
(ATTACH COPY OF TRADING           New York, NY 10004-2456             LOGO]
AUTHORIZATION)                    212-902-1000
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Title of Account                         Account Number
Scott K. Ginsburg                        012-07137-9
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BACKGROUND OF ACCOUNT: (please provide relevant information, in addition to that requested below, as appropriate)

1.  Age  44; Marital Status  D                 5.  Estimated total annual income:
        ___                 ---                    $3MM
     Number of Dependents:  2                      ----------------------------------------------------
                           ---

2.  Current or former occupation of customer:        6.  Estimated liquid net worth (cash, securities, etc.):
             Media exec.                                 $350MM
    ----------------------------------------             ----------------------------------------------------

3.  Education Background:  BS                        7.  Estimated value of assets to be managed:
                          ----                           $25MM
                                                         ----------------------------------------------------

4.  How long has the account been at the Firm?       8.  GS Managed Assets as Percentage of Account's
              NEW                                        Total Net Worth: (less than) 10%
    ----------------------------------------             ----------------------------------------------------

9. Describe customer's investment experience at Goldman Sachs and elsewhere, and the types of investments he or she currently has.

Scott Ginsburg was the Founder of Evergreen Media which merged with Chancellor Media in 1995. Scott become the CEO of Chancellor until he recently retired with approximately $350 million. Scott has 10 years equity trading experience and a little bond trading experience.

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                          SALESPERSON ACKNOWLEDGMENT
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(To be signed by all members of sales team who have been approved for discretionary trading)

We acknowledge the policies, procedures and restrictions applicable to discretionary accounts contained in the Manual entitled Compliance Policies and Procedures for Discretionary Accounts in Private Client Services and agree to abide thereby should this request be approved.

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Salesperson /S/                        Date    7/15/98
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Please Print Name

Salesperson /S/                        Date    7/15/98
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Please Print Name

Salesperson /S/                        Date    7/15/98
Please Print Name:
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EQDAA 5/96                             Please See Reverse Side